Exhibit 10.8

AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Amendment to the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (this “Amendment”) is effective as of the 1st day of September, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) previously adopted the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan (the “Pre-2005 Employee Plan”) effective as of January 1, 2000; and

WHEREAS, the Pre-2005 Employee Plan is “grandfathered” from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Pre-2005 Employee Plan may be amended by the Company’s Board of Directors (the “Board”) from time to time; and

WHEREAS, in accordance with the requirements of Treasury Regulation §1.409A-3(j)(4)(v), the Board desires to amend the Pre-2005 Employee Plan to allow the Company to distribute small “Accounts” (as defined in the Pre-2005 Employee Plan) in a lump sum, notwithstanding a participant’s election to have payments made from such Account in installments; and

WHEREAS, the Board does not intend for the amendment described above to cause the Pre-2005 Employee Plan to lose its grandfathered status under Section 409A of the Code;

NOW, THEREFORE, the Article VII of the Pre-2005 Employee Plan is hereby amended by inserting the following at the end thereof:

Section 7.6 Distributions of Small Accounts

Notwithstanding any provision in this Article VII to the contrary, if the total of the Participant’s Account under the Plan and his Account under all other arrangements that, with this Plan, would be treated as a single nonqualified deferred compensation plan (within the meaning of Treasury Regulation §1.409A-1(c)(2)) is less than the limit described in Code Section 402(g)(1)(B) for the Plan Year in which the Deferral Date occurs, such Participant’s Account may be distributed in a lump sum, but only if payment results in the termination and liquidation of the Participant’s entire interest in this Plan and all other arrangements that, along with this Plan, would be treated as a single nonqualified deferred compensation plan (as determined under Treasury Regulation §1.409A-1(c)(2)).

[signature page attached]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC.

By:	s/Dale Brinkman

Its:	Vice President-Secretary